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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        May 23, 2003

Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12332	95-2492236
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of Principal Executive Offices,
Including Zip Code)

Registrant's telephone number, including area code:        (205) 268-1000

Item 5. Other Events.

        Protective Life Corporation (the "Company") has registered various securities including debt securities (the "Debt Securities") pursuant to Registration Statement No. 333-105003 (the "Registration Statement"). The securities, including the Debt Securities, were registered on Form S-3 to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. On May 20, 2003, the Company entered into an Underwriting Agreement (the "Underwriting Agreement") with the underwriters named therein, relating to the offering by the Company of a series of Debt Securities under the Registration Statement; $250,000,000 aggregate principal amount of 4.30% Senior Notes due June 1, 2013 (the "Offered Securities"). The Offered Securities were issued on May 23, 2003 under the Senior Indenture, dated as of June 1, 1994, between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 9, dated as of May 23, 2003 (the "Supplemental Indenture"). Each of (i) the Underwriting Agreement, (ii) the Pricing Agreement outlining the terms of the Offered Securities, and (iii) the form of Offered Securities are being filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit Number	Description of Document
1.1	Underwriting Agreement dated as of May 20, 2003 between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated as underwriters.
1.2	Pricing Agreement dated as of May 20, 2003 between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.
4.1	Form of 4.30% Senior Note due June 1, 2013 issued by the Company under the Senior Indenture.
4.2	Supplemental Indenture No. 9 dated as of May 23, 2003 between the Company and The Bank of New York, as trustee.
5.1	Opinion of Deborah J. Long, Esq, Senior Vice President, Secretary and General Counsel, as counsel to Protective, as to the legality of certain of the Offered Securities.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION
Date: May 23, 2003	By:	/s/ DEBORAH J. LONG
	Name:	Deborah J. Long
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description	Page No.
1.1	Underwriting Agreement dated as of May 20, 2003 between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Co. Incorporated, as underwriters.
1.2	Pricing Agreement dated as of May 20, 2003 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Co. Incorporated
4.1	Form of 4.30% Senior Note due June 1, 2013 issued by the Company under the Supplemental Indenture.
4.2	Supplemental Indenture No. 9 dated as of May 23, 2003 between the Company and The Bank of New York, as trustee.
5.1	Opinion of Deborah J. Long, Esq, Senior Vice President, Secretary and General Counsel, as counsel to Protective, as to the legality of certain of the Offered Securities.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX